UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 31, 2012

YTB International, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-18412	20-2181181
(Commission File Number)	(IRS Employer Identification No.)

1901 East Edwardsville Road
Wood River, Illinois	62095
(Address of Principal Executive Offices)	(Zip Code)

(618) 655-9477

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 31, 2012, J. Scott Tomer submitted his resignation as Executive Vice President and Chairman of the Board of Directors of YTB International, Inc. (the “Company”), effective immediately.  Mr. Tomer’s resignation also extended to each position previously held by him with each of the Company’s wholly-owned subsidiaries.  The Company has no current plans to replace Mr. Tomer.  The Company’s Board of Directors will appoint a new Chairman at its next meeting.

Item 8.01.	Other Events.

The Company has determined that, after further analysis and consideration, a merger with LTS Nutraceuticals, Inc. (“LTS”) is not in the best long-term interests of the stockholders and would not enhance the strategic or competitive stance of the Company.  Accordingly, the Company has ended its discussions with LTS about a possible merger transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YTB INTERNATIONAL, INC.

Date: September 5, 2012	By:	/s/ Steve Boyd
Name: Steve Boyd
Title: Vice President/Principal Accounting Officer